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                                                                                                                   EXHIBIT 12

                                            SOUTHWESTERN BELL TELEPHONE COMPANY
                                  COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                                   Dollars in Millions


                                          SIX MONTHS ENDED
                                              JUNE 30,                               YEAR ENDED DECEMBER 31,
                                        -----------------------  -------------------------------------------------------------
                                             1998        1997        1997       1996         1995         1994         1993
                                        -----------------------  -------------------------------------------------------------

Income Before Income Taxes,
Extraordinary
   Loss and Cumulative Effect of
   Accounting Changes                     $  1,278    $    996   $   1,888   $   2,168    $   1,688   $    1,586   $    1,424
     Add:Interest Expense                      182         169         343         327          340          358          385
         1/3 Rental Expense                     21          19          41          33           26           25           23
                                          ---------   ---------  ----------  ----------   ----------  -----------  -----------

     Adjusted Earnings                    $  1,481    $  1,184   $   2,272   $   2,528    $   2,054   $    1,969   $    1,832
                                          =========   =========  ==========  ==========   ==========  ===========  ===========

Total Interest Charges                    $    194    $    181   $     370   $     348    $     340   $      358   $      385
1/3 Rental Expense                              21          19          41          33           26           25           23
                                          ---------   ---------  ----------  ----------   ----------  -----------  -----------

     Adjusted Fixed Charges               $    215    $    200   $     411   $     381    $     366   $      383   $      408
                                          =========   =========  ==========  ==========   ==========  ===========  ===========

Ratio of Earnings to Fixed Charges            6.89        5.92        5.53        6.64         5.61         5.14         4.49

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